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                                                                EXHIBIT 9(d)(vi)



  KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Daniel K. Kingsbury and David T. Goss and each of them acting singly her true and lawful attorney-in-fact and in her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to Registration Statements with respect to AIG All Ages Funds, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to by done by virtue hereof.


                                   /s/______________________________
                                      Linda-Ann S. Goodwin
                                      Director of AIG All Ages Funds, Inc.
                                      Trustee of First Global Equity Portfolio